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As filed with the Securities and Exchange Commission on November 21, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ensco plc
(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	98-0635229 (I.R.S. Employer Identification Number)

6 Chesterfield Gardens
London England W1J 5BQ
+44 (0) 20 7659 4660
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael T. McGuinty
Senior Vice President, General Counsel and Secretary
Ensco plc
6 Chesterfield Gardens
London United Kingdom W1J 5BQ
44 (0) 20 7659 4660
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Sean T. Wheeler
Debbie P. Yee
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
(713) 546-5400

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price/Amount of Registration Fee(1)(2)

Debt Securities

Class A Ordinary Shares

Preference Shares

Ordinary Shares

Warrants(3)

Share Purchase Contracts

Guarantees(4)

Units comprising one or more classes of the above securities(5)

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may be issued from time to time at indeterminate prices. Separate consideration may not be received for registered securities that are issuable upon the exercise, conversion or exchange of other securities or that are issued in units.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(3)
The warrants covered by this registration statement may be warrants for debt securities, Class A Ordinary Shares, preference shares or ordinary shares.

(4)
One or more subsidiaries of Ensco plc may guarantee debt securities. No separate consideration will be paid in respect of the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of debt securities

(5)
Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt securities, warrants or share purchase contracts, which may or may not be separable from one another.

PROSPECTUS

Ensco plc

Debt Securities
Class A Ordinary Shares
Preference Shares
Ordinary Shares
Warrants
Share Purchase Contracts
Guarantees
Units

        From time to time, we may offer to sell debt securities, Class A Ordinary Shares, preference shares, ordinary shares, warrants, share purchase contracts and guarantees, as well as units that include any of these securities or securities of other entities. The debt securities, preference shares, warrants and share purchase contracts may be convertible into or exercisable or exchangeable for Class A Ordinary Shares, ordinary shares or preference shares or other securities of our company or debt or equity securities of one or more other entities.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth in, or will be calculable from the information set forth in, the applicable prospectus supplement. See the sections of this prospectus entitled "About this Prospectus" and "Plan of Distribution" for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

        Our Class A Ordinary Shares trade on the New York Stock Exchange under the symbol "ESV".

        Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the heading "Risk Factors" contained on page 3 herein and in the applicable prospectus supplement and any related free writing prospectus and under similar headings in the other documents incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 21, 2017.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

        As used in this prospectus, unless we state otherwise or the context indicates otherwise, references to "Ensco," the "Company," "we," "us" or "our" refer to Ensco plc and its subsidiaries. In the sections "Descriptions of Debt Securities," "Description of Preference Shares and Ordinary Shares," "Description of Warrants," "Description of Share Purchase Contracts," "Description of Guarantees" and "Description of Units," references to "Ensco," the "company," "we," "us" or "our" refer only to Ensco plc and not to any of our subsidiaries.

        This prospectus provides a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus shall be superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information; Incorporation by Reference."

        The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide different information. If anyone provides you different or inconsistent information, you should not rely on it. We are not making offers to sell these securities in any jurisdiction where the offer or sale is not permitted. For the avoidance of doubt, this prospectus is not intended to be and is not a prospectus for purposes of the E.U. Prospectus Directive and/or the U.K. Financial Conduct Authority's Prospectus Rules. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the respective dates thereof or, in the case of information incorporated by reference, only as of the date of such information, regardless of the time of delivery of this prospectus or any prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since such dates.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and are available at the Internet website maintained by the SEC at http://www.sec.gov. These reports and other information filed by us with the SEC are also available free of charge at our website at www.enscoplc.com.

        We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

Ensco SEC Filings

  •
  Ensco's Annual Report on Form 10-K for the year ended December 31, 2016 (the "Form 10-K");

  •
  Ensco's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

  •
  The information included in Ensco's Definitive Proxy Statement on Schedule 14A filed on March 31, 2017 to the extent incorporated by reference in Part III of the Form 10-K;

  •
  Ensco's Current Reports on Form 8-K filed January 11, 2017, January 23, 2017, March 10, 2017, May 23, 2017, May 30, 2017, July 27, 2017, September 28, 2017, October 5, 2017, October 6, 2017, October 13, 2017 and October 25, 2017; and

  •
  The description of Ensco's Class A Ordinary Shares contained in Ensco's Current Report on Form 8-K filed December 23, 2009, as amended and superseded by the description set forth in the Current Report on Form 8-K filed May 15, 2012, as Ensco may update that description from time to time.

        We also incorporate by reference into this prospectus additional documents that Ensco may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus to the completion of the offering of the securities. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.

        You may obtain copies of any of these filings as described below, through the SEC or through the SEC's Internet website as described above or through our website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

Investor Relations
Ensco plc
5847 San Felipe, Suite 3300
Houston, Texas 77057
(713) 789-1400

        THE INFORMATION CONTAINED IN OUR WEBSITE IS NOT INCORPORATED BY REFERENCE AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

FORWARD-LOOKING INFORMATION

        The information contained in this prospectus is accurate only as of the date hereof.

        This prospectus and the documents incorporated herein by reference contain some forward-looking statements that set forth anticipated results based on management's plans and assumptions. From time to time, we also provide forward-looking statements in other materials we release to the public, as well as oral forward-looking statements. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. We have tried, wherever possible, to identify such statements by using words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "will," "target," "forecast" and similar expressions in connection with any discussion of future operating or financial performance or business plans or prospects. In particular, these include statements relating to future actions, business plans and prospects, future performance or results of current and anticipated products, expenses, interest rates, foreign exchange rates, the outcome of contingencies, such as legal proceedings, and financial results.

        We cannot guarantee that any forward-looking statement will be realized. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions, including, but not limited to, the risks and uncertainties described under "Risk Factors" below and in our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements.

        You should take care not to place undue reliance on forward-looking statements, which represent our views only as of the date they are made.

        We undertake no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

RISK FACTORS

        Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus. In particular, you should consider the risk factors set forth in our most recent Annual Report on Form 10-K filed with the SEC, as those risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q and other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

THE COMPANY

        Ensco is a global offshore contract drilling company and one of the leading providers of offshore contract drilling services to the international oil and gas industry. On October 6, 2017, we acquired Atwood Oceanics, Inc. As a result, we currently own and operate an offshore drilling rig fleet of 62 rigs, with drilling operations in most of the strategic markets around the globe. We also have three rigs under construction. Our rig fleet consists of 12 drillships, 11 dynamically positioned semisubmersible rigs, four moored semisubmersible rigs and 38 jackup rigs. Our offshore rig fleet is one of the world's largest amongst competitive rigs, including one of the newest ultra-deepwater fleets in the industry and a leading premium jackup fleet.

        Our registered office (which is our principal executive office) is located at 6 Chesterfield Gardens, 3rd Floor, London, United Kingdom W1J 5BQ, and our telephone number is +44 (0) 20 7659 4660. We are registered in England and Wales under company number 7023598. Our website is located at www.enscoplc.com. The information on or linked to/from our website is not part of, and is not incorporated by reference into, this prospectus.

USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities for general corporate purposes unless otherwise set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        For the purpose of computing the ratio of earnings to fixed charges, "earnings" consist of income from continuing operations before income taxes, fixed charges and amortization of capitalized interest, less income from continuing operations before income taxes attributable to non-controlling interests and interest capitalized. "Fixed charges" consist of interest expensed and capitalized and estimates of interest within rental expense. The ratios were calculated by dividing the sum of the fixed charges into the sum of the earnings. Our consolidated ratio of earnings to fixed charges for each of the fiscal years ended December 31, 2012 through 2016 and the nine months ended September 30, 2017 are set forth below:

	Nine Months Ended September, 2017		Year Ended December 31,
			2016	2015		2014		2013	2012
Ratio of earnings to fixed charges		(1)	4.4x		(2)		(2)	7.4x	5.9x

(1)
For the nine month period ended September 30, 2017, our earnings were inadequate to cover our fixed charges by $71.2 million.

(2)
For the years ended December 31, 2015 and December 31, 2014, our earnings were inadequate to cover our fixed charges by $1,550.9 million and $2,625.5 million, respectively. Net loss from continuing operations before income taxes of $1,471.2 million and $2,548.8 million for the years ended December 31, 2015 and December 31, 2014 included a non-cash loss on impairment of $2,746.4 million and $4,218.7 million, respectively.

        We had no preferred stock outstanding for any period presented, and accordingly, the ratio of combined fixed charges and preferred stock dividends to earnings is the same as the ratio of earnings to fixed charges for those periods.

DESCRIPTION OF DEBT SECURITIES

        The debt securities we may offer pursuant to this prospectus will be general unsecured obligations of Ensco plc and will be senior, senior subordinated or subordinated debt. Our unsecured senior debt securities will be issued under the indenture dated as of March 17, 2011 between us and Deutsche Bank Trust Company Americas, as trustee. The unsecured senior subordinated debt securities will be issued under a separate indenture to be entered into by us and Deutsche Bank Trust Company Americas or another trustee to be named in a prospectus supplement. The unsecured subordinated debt securities will be issued under a separate indenture to be entered into by us and Deutsche Bank Trust Company Americas or another trustee to be named in a prospectus supplement.

        The unsecured senior debt indenture is filed as an exhibit to the registration statement of which this prospectus is a part. If we issue any senior subordinated debt securities or subordinated debt securities, we will file forms of the senior subordinated debt indenture and the subordinated debt indenture, as applicable, by amendment to the registration statement of which this prospectus is a part. You should refer to the applicable indenture for more specific information.

        The senior debt securities will rank equally with each other and with all of our other unsecured and unsubordinated indebtedness. Our senior debt securities will effectively be subordinated to our secured indebtedness, including amounts we have borrowed under any secured revolving or term credit facility and ship mortgages or bonds, and the liabilities of our subsidiaries. The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to the senior indebtedness designated in such indenture or supplemental indenture. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to all of our senior and senior subordinated indebtedness.

        We will include the specific terms of each series of the debt securities being offered in a supplement to this prospectus.

DESCRIPTION OF CLASS A ORDINARY SHARES

        For a full description of our Class A Ordinary Shares, nominal value $0.10 per share (the "Class A Ordinary Shares"), please see the documents identified in the section "Where You Can Find More Information; Incorporation by Reference" in this prospectus.

DESCRIPTION OF PREFERENCE SHARES AND ORDINARY SHARES

        Our articles of association do not expressly contemplate the issuance of preference shares or a new class of ordinary shares. However, subject to sufficient authorization being in place for the allotment and issuance of shares, preference shares or a new class of ordinary shares could be issued in the future with such rights or restrictions either as are determined by resolution of the shareholders or as determined by our board. Pre-emption rights may apply to such issuance. Such pre-emption rights would provide that when we wish to issue our "ordinary shares" (i.e. shares other than shares which, with respect to dividends or capital, carry a right to participate only up to a specified amount of distribution) for cash, such shares must first be offered to the existing shareholders in proportion to their respective nominal amounts (i.e. par values) of their holdings. If any preference shares or new class of ordinary shares issued by us carried a right to a fixed income, pre-emption would not apply to the issue of such shares. English law permits our shareholders, by special resolution or a provision in our articles of association, to exclude pre-emptive rights for a period of up to five years.

        To grant our board with the authority to issue and allot preference shares or a new class of ordinary shares, an "ordinary resolution" must be passed by our shareholders. Such ordinary resolution must be approved by holders of a simple majority of the aggregate voting power of our entire issued share capital that, being entitled to vote, vote on the resolution at a general meeting of the company. To remove any applicable pre-emption rights and amend our articles of association, a "special resolution" must be passed by our shareholders. Such special resolution must be approved by the holders of at least 75% of our entire issued share capital that, being entitled to vote, vote on the resolution at a general meeting of the company.

        We will include the specific terms of each series of the preference shares and ordinary shares being offered in a supplement to this prospectus.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase Class A Ordinary Shares, preference shares, ordinary shares and debt securities. Each warrant will entitle the holder to purchase for cash a number of Class A Ordinary Shares, preference shares or ordinary shares or the principal amount of debt securities at the exercise price as, in each case, will be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants.

        Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

        The applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

  •
  the title of the warrants;

  •
  the aggregate number of warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

  •
  the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

  •
  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

  •
  the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

  •
  the date, if any, on and after which the warrants and the related securities will be separately transferable;

  •
  the maximum or minimum number of warrants which may be exercised at any time;

  •
  any other specific terms of the warrants; and

  •
  if appropriate, a discussion of material United States federal income or U.K. tax considerations.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

        We may issue share purchase contracts representing contracts obligating holders, subject to the terms of such share purchase contracts, to purchase from us, and us to sell to the holders, a specified or varying number of our Class A Ordinary Shares, preference shares, or ordinary shares at a future date or dates. Alternatively, the share purchase contracts may, subject to the terms of such share purchase contracts, obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of Class A Ordinary Shares, preference shares, or ordinary shares. The price per share of our Class A Ordinary Shares, preference shares or ordinary shares and number of shares of our Class A Ordinary Shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts.

        The applicable prospectus supplement will describe the terms of any share purchase contract. The share purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF GUARANTEES

        We may issue guarantees of debt securities and other securities. The applicable prospectus supplement will describe the terms of any guarantees. The guarantees will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS

        We may issue units of securities consisting of one or more share purchase contracts, warrants, debt securities, guarantees, Class A Ordinary Shares, preference shares, ordinary shares or any combination thereof. The applicable prospectus supplement will describe the terms of any units and the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately. The units will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We will set forth in the applicable prospectus supplement a description of the plan of distribution of the securities that may be offered pursuant to this prospectus.

LEGAL MATTERS

        Latham & Watkins LLP will be requested to advise us with respect to the validity under English law, if applicable, of any securities that may be offered pursuant to this prospectus. Latham & Watkins LLP may also be requested to advise us with respect to the validity under New York law, if applicable, of any securities that may be offered pursuant to this prospectus. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

        The consolidated financial statements of Ensco plc and its subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended March 31, 2017, June 30, 2017, and September 30, 2017, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company's quarterly reports on Form 10-Q for the quarter ended March 31, 2017, June 30, 2017, and September 30, 2017, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the best estimate of Ensco plc as to its anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with a distribution of securities registered hereby:

SEC Registration Fee	$	*
Printing and Engraving Expenses		**
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Rating Agency Fees		**
Trustees' Fees and Expenses		**
Miscellaneous		**

Total	$	**

*
To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that Ensco anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.    Indemnification of Directors and Officers.

        The discussion below summarizes the material indemnification provisions of Ensco's Articles of Association (the "Articles") and certain sections of the U.K. Companies Act 2006 (the "Companies Act 2006") related to indemnification.

        Article 138 of the Articles provides:

  138. INDEMNITY

  138.1
  To the extent permitted by the Companies Act 2006 and without prejudice to any indemnity to which any person may otherwise be entitled, the Company shall:

  (a)
  indemnify to any extent any person who is or was a director or officer of the Company, or a director or officer of any associated company, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any loss or liability, whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company or any associated company;

  (b)
  indemnify to any extent any person who is or was a director or officer of an associated company that is a trustee of an occupational pension scheme, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any liability incurred by him in connection with the company's activities as trustee of an occupational pension scheme;

  (c)
  create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorised or permitted by law and including as part thereof provisions with respect to any or all of the foregoing paragraphs of this Article 144.1 to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

  138.2
  Where a person is indemnified against any liability in accordance with Article 138.1, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

        Article 84 of the Articles provides:

  84. Insurance

        Subject to the provisions of the Companies Act 2006, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was a director, alternate director or officer of the Company or of any associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against by the Company.

        Section 232 of the Companies Act 2006 provides as follows:

  PROVISIONS PROTECTING DIRECTORS FROM LIABILITY

          (1)   Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

          (2)   Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—

            (a)   section 233 (provision of insurance),

            (b)   section 234 (qualifying third party indemnity provision), or

            (c)   section 235 (qualifying pension scheme indemnity provision).

          (3)   This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise.

          (4)   Nothing in this section prevents a company's articles from making such provision as has previously been lawful for dealing with conflicts of interest.

        Section 233 of the Companies Act 2006 provides as follows:

  PROVISION OF INSURANCE

        Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

        Section 234 of the Companies Act 2006 provides as follows:

  QUALIFYING THIRD PARTY INDEMNITY PROVISION

          (1)   Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

          (2)   Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company. Such provision is qualifying third party indemnity provision if the following requirements are met.

          (3)   The provision must not provide any indemnity against—

            (a)   any liability of the director to pay—

                (i)  a fine imposed in criminal proceedings, or

               (ii)  a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

            (b)   any liability incurred by the director—

                (i)  in defending criminal proceedings in which he is convicted, or

               (ii)  in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

              (iii)  in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

          (4)   The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

          (5)   For this purpose—

            (a)   a conviction, judgment or refusal of relief becomes final—

                (i)  if not appealed against, at the end of the period for bringing an appeal, or

               (ii)  if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

            (b)   an appeal is disposed of—

                (i)  if it is determined and the period for bringing any further appeal has ended, or

               (ii)  if it is abandoned or otherwise ceases to have effect.

          (6)   The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under—section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

        Section 235 of the Companies Act 2006 provides as follows:

  QUALIFYING PENSION SCHEME INDEMNITY PROVISION

          (1)   Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

          (2)   Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company's activities as trustee of the scheme.

        Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

          (3)   The provision must not provide any indemnity against—

            (a)   any liability of the director to pay—

                (i)  a fine imposed in criminal proceedings, or

               (ii)  a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

            (b)   any liability incurred by the director in defending criminal proceedings in which he is convicted.

          (4)   The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

          (5)   For this purpose—

            (a)   a conviction becomes final—

                (i)  if not appealed against, at the end of the period for bringing an appeal, or

               (ii)  if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

            (b)   an appeal is disposed of—

                (i)  if it is determined and the period for bringing any further appeal has ended, or

               (ii)  if it is abandoned or otherwise ceases to have effect.

          (6)   In this section "occupational pension scheme" means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.

        Section 239 of the Companies Act 2006 provides as follows:

  RATIFICATION OF ACTS OF DIRECTORS

          (1)   This section applies to the ratification by a company of conduct by a director amounting to negligence, default, breach of duty or breach of trust in relation to the company.

          (2)   The decision of the company to ratify such conduct must be made by resolution of the members of the company.

          (3)   Where the resolution is proposed as a written resolution neither the director (if a member of the company) nor any member connected with him is an eligible member.

          (4)   Where the resolution is proposed at a meeting, it is passed only if the necessary majority is obtained disregarding votes in favour of the resolution by the director (if a member of the company) and any member connected with him.

        This does not prevent the director or any such member from attending, being counted towards the quorum and taking part in the proceedings at any meeting at which the decision is considered.

          (5)   For the purposes of this section—

            (a)   "conduct" includes acts and omissions;

            (b)   "director" includes a former director;

            (c)   a shadow director is treated as a director; and

            (d)   in section 252 (meaning of "connected person"), subsection (3) does not apply (exclusion of person who is himself a director).

          (6)   Nothing in this section affects—

            (a)   the validity of a decision taken by unanimous consent of the members of the company, or

            (b)   any power of the directors to agree not to sue, or to settle or release a claim made by them on behalf of the company.

          (7)   This section does not affect any other enactment or rule of law imposing additional requirements for valid ratification or any rule of law as to acts that are incapable of being ratified by the company.

        Section 1157 of the Companies Act 2006 provides as follows:

  1157
  POWER OF COURT TO GRANT RELIEF IN CERTAIN CASES

          (1)   If in proceedings for negligence, default, breach of duty or breach of trust against—

            (a)   an officer of a company, or

            (b)   a person employed by a company as auditor (whether he is or is not an officer of the company),

      it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

          (2)   If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—

            (a)   he may apply to the court for relief, and

            (b)   the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

          (3)   Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

        Under Section 250 of the Companies Act 2006, a "director" is defined to include "any person occupying the position of director, by whatever name called." In our case, references in the Companies Act 2006 to a "director" would also include certain officers.

        Each of Ensco's directors and officers are parties to indemnity agreements that generally provide that such persons will be indemnified to the fullest extent permitted by applicable law, including with respect to losses suffered or incurred by them, among others, arising out of or in connection with the person's appointment as a director or officer or serving in such capacity. The indemnity agreements also provide for advancement of expenses to the directors and officers in connection with legal proceedings. The terms of the indemnity agreements are subject to certain exceptions or exclusions to the extent required by applicable law, including the repayment of advancement of expenses in certain circumstances.

        Ensco maintains directors and officers insurance coverage, which, subject to policy terms and limitations, includes coverage to reimburse Ensco for amounts that Ensco may be required or permitted by law to pay our directors or officers.

ITEM 16.    Exhibits. †

Exhibit Number	Description
4.1	New Articles of Association of Ensco plc (incorporated by reference to Annex 2 to the Registrant's Proxy Statement on Form DEF 14A filed on April 5, 2013, as adopted by Special Resolution passed on May 20, 2013, File No. 1-8097).
4.2
Indenture dated as of March 17, 2011 by and between Ensco plc and Deutsche Bank Trust Company Americas, as trustee (the "Senior Trustee") (incorporated by reference to Exhibit 4.22 Post-Effective Amendment No. 2 to the Registration Statement of the Company on Form S-3 (File No. 333-156705) filed on March 17, 2011).
*4.3	Form of Senior Subordinated Debt Indenture.
*4.4	Form of Subordinated Debt Indenture.
5.1	Legal Opinion of Latham & Watkins LLP (with respect to English law matters).
5.2	Legal Opinion of Latham & Watkins LLP.
12.1	Statement regarding computation of ratio of earnings to fixed charges.
15.1	Letter Regarding Unaudited Interim Financial Information for the period ended March 31, 2017.
15.2	Letter Regarding Unaudited Interim Financial Information for the period ended June 30, 2017 (included in Exhibit 15.1).
15.3	Letter Regarding Unaudited Interim Financial Information for the period ended September 30, 2017 (included in Exhibit 15.1).
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ensco plc.
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.2).
24.1	Powers of Attorney (included on signature page to this registration statement).
25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of the Senior Trustee.

†
Ensco will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments, or revised articles of association in the case of any shares, setting forth the terms of any debt securities, ordinary shares, preference shares, warrants, stock purchase contracts or guarantees, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel as to certain tax matters relative to the securities offered hereby. Any additional required Statements of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 would be filed, if necessary, on Form 305B2 in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

*
To be filed by amendment.

ITEM 17.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

  (2)
  that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (3)
  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

  (4)
  that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

             (ii)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date; and

  (5)
  that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, United Kingdom, on the 21st day of November, 2017.

ENSCO PLC
By:	/s/ JONATHAN H. BAKSHT Jonathan H. Baksht Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Carl G. Trowell, Jonathan H. Baksht and Michael T. McGuinty, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on November 21, 2017.

Signature	Title

/s/ CARL G. TROWELL Carl G. Trowell	Director, Chief Executive Officer and President (principal executive officer)
/s/ JONATHAN H. BAKSHT Jonathan H. Baksht	Senior Vice President and Chief Financial Officer (principal financial officer)
/s/ TOMMY E. DARBY Tommy E. Darby	Controller (principal accounting officer)
/s/ J. RODERICK CLARK J. Roderick Clark	Director

Signature	Title

/s/ ROXANNE J. DECYK Roxanne J. Decyk	Director
/s/ MARY E. FRANCIS CBE Mary E. Francis CBE	Director
/s/ C. CHRISTOPHER GAUT C. Christopher Gaut	Director
/s/ JACK E. GOLDEN Jack E. Golden	Director
/s/ GERALD W. HADDOCK Gerald W. Haddock	Director
/s/ FRANCIS S. KALMAN Francis S. Kalman	Director
/s/ KEITH O. RATTIE Keith O. Rattie	Director
/s/ PAUL E. ROWSEY III Paul E. Rowsey III	Director
/s/ PHIL D. WEDEMEYER Phil D. Wedemeyer	Director